Exhibit 10.2
STOCK OPTION AGREEMENT
     THIS AGREEMENT is dated as of                                         , 2006, by and between Superior Energy Services, Inc. (“Superior”), and                     (“Optionee”).
     WHEREAS Optionee is a key employee of Superior or one of its subsidiaries (collectively, the “Company”) and Superior considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by possessing an option to purchase shares of the common stock of Superior, $.001 par value per share (the “Common Stock”), in accordance with the Superior Energy Services, Inc. 2005 Stock Incentive Plan (the “Plan”).
     NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:
1.
GRANT OF OPTION
     Superior hereby grants to Optionee effective February 23, 2006 (the “Date of Grant”), the right, privilege and option to purchase ___shares of Common Stock (the “Option”) at an exercise price of $      per share (the “Exercise Price”). The Option shall be exercisable at the time specified in Article II below. The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.
TIME OF EXERCISE
     2.1 Subject to the provisions of the Plan and the other provisions of this Agreement, the Option shall vest in equal annual installments on the anniversary date of the Date of Grant for three consecutive years. The Option shall expire and may not be exercised later than the tenth anniversary of the Date of Grant.
     2.2 Upon the termination of Optionee’s employment with the Company, any portion of the Option that has not yet become exercisable shall terminate immediately.
     2.3 (a) Except as provided in Section 2.3(b), if Optionee’s employment with the Company is terminated, other than as a result of death, disability, Cause or retirement on or after reaching age 55 with five years of service, the Option must be exercised, to the extent exercisable at the time of termination of employment, within 30 days of the date on which Optionee ceases to be an employee, but in no event later than the tenth anniversary of the Date of Grant.
          (b) If there has been a Change of Control (as defined in the Plan) of Superior, (i) if the Option remains outstanding after the Change of Control, either as a right to purchase Common Stock or as a right to purchase that number and class of shares of stock or other securities or property (including without limitation, cash) to which the Optionee would have been entitled if, immediately prior to the Change of Control, the Optionee had been the record owner of the number of shares of Common Stock then covered by the Option and (ii) if the Optionee’s employment is terminated by the Company other than for Cause within a one-year period following the Change of Control, then the Option must be exercised within three years following the date of termination of employment, but in no event later than the tenth anniversary of the Date of Grant.
          (c) “Cause” for termination of employment shall be deemed to exist upon either (i) a final determination is made in accordance with the terms of Optionee’s employment agreement, if any, with the Company that the Optionee’s employment has been terminated for “cause” within the meaning of the employment agreement or (ii), if the Optionee is not subject to an employment agreement: (A) failure to abide by the Company’s rules and regulations governing the transaction of its business, including without limitation, its Code of Business Ethics and Conduct; (B) inattention to duties, or the commission of acts within employment with the Company amounting to negligence or misconduct; (C) misappropriation of funds or property of the Company or committing any fraud against the Company or against any other person or entity in the course of employment with the Company; (D) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled; or (E) the commission of a felony or other crime involving moral turpitude.
     2.4 If Optionee’s employment by the Company is terminated for Cause, the Option shall terminate in full immediately, whether or not exercisable at the time of termination of employment.
     2.5 If Optionee ceases to be an employee of the Company because of disability within the meaning of Section 22(e)(3) of the Code or retirement, as described in Section 2.3(a), the Option must be exercised, to the extent exercisable at the time of termination of employment, within one year from the date on which Optionee ceases to be an employee, but in no event later than the tenth anniversary of the Date of Grant.
     2.6 In the event of Optionee’s death, the Option must be exercised by his estate, or by the person to whom such right devolves from him by reason of his death, to the extent exercisable at the time of death, within one year from the date of death, but in no event later than the tenth anniversary of the Date of Grant.
3.
FORFEITURE OF OPTION AND OPTION GAIN
     If at any time during Optionee’s employment by the Company or within 36 months after termination of employment, Optionee engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including but not limited to:
     (a) conduct relating to Optionee’s employment for which either criminal or civil penalties against Optionee may be sought;

     (b) conduct or activity that results in termination of Optionee’s employment for Cause;
     (c) violation of Company policies, including, without limitation, the Company’s Code of Business Ethics and Conduct;
     (d) accepting employment with, acquiring a 5% or more equity or participation interest in, serving as a consultant, advisor, director or agent of, directly or indirectly soliciting or recruiting any employee of the Company who was employed at any time during Optionee’s tenure with the Company, or otherwise assisting in any other capacity or manner any company or enterprise that is directly or indirectly in competition with or acting against the interests of the Company or any of its lines of business (a “competitor”), except for (i) any isolated, sporadic accommodation or assistance provided to a competitor, at its request, by Optionee during Optionee’s tenure with the Company, but only if provided in the good faith and reasonable belief that such action would benefit the Company by promoting good business relations with the competitor and would not harm the Company’s interests in any substantial manner or (ii) any other service or assistance that is provided at the request or with the written permission of the Company;
     (e) disclosing or misusing any confidential information or material concerning the Company; or
     (f) making any statement or disclosing any information to any customers, suppliers, lessors, lessees, licensors, licensees, regulators, employees or others with whom the Company engages in business that is defamatory or derogatory with respect to the business, operations, technology, management, or other employees of the Company, or taking any other action that could reasonably be expected to injure the Company in its business relationships with any of the foregoing parties or result in any other detrimental effect on the Company; then the Option shall terminate without any payment to Optionee effective the date on which Optionee engages in such activity, unless terminated sooner by operation of another term or condition of this Agreement or the Plan, and Optionee shall pay in cash to the Company, without interest, any option gain realized by Optionee from exercising all or a portion of the Option during the period beginning one year prior to termination of employment (or one year prior to the date Optionee first engages in such activity if no termination occurs) and ending on the date on which the Option terminates. For purposes hereof, “option gain” shall mean the difference between the closing market price of the Common Stock on the date of exercise minus the exercise price, multiplied by the number of shares purchased.
4.
METHOD OF EXERCISE OF OPTION
     Optionee may exercise all or a portion of the Option by delivering to the Company a signed written notice of his intention to exercise the Option, specifying therein the number of shares to be purchased. Upon receiving such notice, and after the Company has received payment of the exercise price as provided in the Plan, the appropriate officer of the Company shall cause the transfer of title of the shares purchased to Optionee on the Company’s stock records and cause to be issued to Optionee a stock certificate for the number of shares being acquired. Optionee shall not have any rights as a stockholder until the stock certificate is issued to him.
5.
NO CONTRACT OF EMPLOYMENT INTENDED
     Nothing in this Agreement shall confer upon Optionee any right to continue in the employ of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate Optionee’s employment relationship with the Company at any time.
6.
BINDING EFFECT AND SUCCESSORS
     6.1 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.
     6.2 If in connection with a Change of Control, the Option is assumed by a successor to the Company, then, as used herein, “Company” shall include any successor to the Company’s business and assets that assumes and agrees to perform this Agreement.
7.
NON-TRANSFERABILITY
     The Option may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process.
8.
INCONSISTENT PROVISIONS
     The Option is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SUPERIOR ENERGY SERVICES, INC.

By:
Name:
Title:

Optionee

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